                                                                  EXHIBIT 10.62


                             NOTE PURCHASE AGREEMENT


         THIS AGREEMENT ("Agreement") is made this 28th day of August 1998, between CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation (the "Company") and ________________________________________ (the "Purchaser").

                                     RECITAL

         WHEREAS, the Company has authorized the issuance and sale of the Company's 15% Convertible Notes up to an aggregate principal amount of $2,000,000 having the terms set forth in Exhibit A attached hereto (the "Notes"); and

         WHEREAS, the Purchaser desires to purchase Notes in the principal amount of $1,000,000;

         NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, the Company and the Purchaser agree as follows:

         1. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions contained in this Agreement, at the First Closing and Second Closing (as hereinafter defined) the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser the Notes.

         2.       CLOSING.

         2.1 Closing Dates. The closing of the purchase and sale of Notes in the principal amount of $500,000 (the "First Closing") shall take place on August 27, 1998 or such other day as agreed to by the parties and the Closing of the purchase and sale of a second tranche of Notes in the principal amount of $500,000 (the "Second Closing") shall take place on September 15, 1998 or such other day as agreed to by the parties. The Second Closing shall be conditioned on the following: (i) the Purchaser shall have had an opportunity to inspect the plant and facility of the Company in Torrance, California and shall be satisfied with such inspection and (ii) there shall be no material negative change in the financial condition of the Company as of the Second Closing date and the Chief Financial Officer shall have delivered a certificate to the Purchaser certifying the same.

         2.2 Items to be Delivered to Purchaser. The following shall be delivered by the Company to the Purchaser on each Closing Date:

                  (a) the Notes purchased by the Purchaser;
                  (b) a legal opinion of counsel to the Company acceptable to the Purchaser;

                  (c) a certificate of the secretary or an assistant secretary of the Company certifying (i) an attached complete and correct copy of its articles of incorporation, (ii) an attached complete and correct copy of its bylaws, and (iii) an attached complete and correct copy of resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the Notes; and

                  (d) 100,000 shares of Common Stock of the Company on each Closing Date (the "Initial Loan Fee Shares").

         2.3 Items to be Delivered to the Company. The following shall be delivered by the Purchaser to the Company on the Closing Date:

                  (a) The purchase price by wire transfer to the account designated by the Company.

         2.4 Additional Loan Fee Shares. In the event the Company extends the Maturity Date of the Notes as set forth in the Notes, the Company shall issue to the Purchaser for each $500,000 in principal of Notes held by the Purchaser 50,000 shares of the Company's Common Stock (or a pro-rata portion of such shares in the event that less than $500,000 of Notes are outstanding and held by the Purchaser) for every ninety day period in which the Notes are outstanding after the initial Maturity Date (the "Additional Loan Fee Shares"). The Additional Loan Fee Shares and the Initial Loan Fee Shares are together referred to as the "Loan Fee Shares").

         3.       REPRESENTATIONS AND WARRANTIES.

         3.1 Representations and Warranties of the Company. The Company represents and warrants that as of the date of this Agreement:

                  (a) Existence. The Company is a corporation duly organized and in good standing under the laws of the State of Colorado and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on the Company's financial condition, results of operations or business.

                  (b) Authority. The execution and delivery by the Company of this Agreement and the Notes (i) are within the Company's corporate powers; (ii) are duly authorized by the Company's board of directors;
         (iii) are not in contravention of the terms of the Company's certificate of incorporation or bylaws; (iv) are not in contravention of any law or laws; (v) except for the filing of a Form D Notice with the Securities and Exchange Commission and any exemption filing related thereto which may be required pursuant to applicable state securities or "blue sky" laws, do not require any governmental consent, registration or approval; (vi) do not contravene any contractual or governmental restriction binding upon the Company; and (vii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

                  (c) Binding Effect. This Agreement and the Notes have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (d) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.0001 per share, 21,943,126 shares of which are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which the following Preferred Shares are authorized, issued and outstanding: Series A Preferred Shares, par value $1.00 per share, authorized 1,000,000 shares, 744,000 shares issued and outstanding; Series B Preferred Shares, par value $1.00 per share, authorized 1,000,000 shares, 449,000 shares issued and outstanding; Series C Preferred Shares, stated value $10,000 per share, authorized 200 shares, 139 shares issued and outstanding as of August 21, 1998. The shares of common stock issuable upon conversion of the Notes (the "Conversion Shares"), the shares of common stock issuable in lieu of cash interest payments on the Notes (the "Interest Shares") and the Loan Fee Shares (together the "Shares") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. The Company shall at all times have authorized, reserved and set aside a sufficient number of Common Shares for the conversion the Notes, for payment of interest on the Notes and for issuance as Loan Fee Shares.

                  (e) SEC Documents. The Company has furnished the Purchaser with a true and complete copy of the Company's Report on Form 8-K filed on January 27, 1998, as amended on January 29, 1998 and March 27, 1998, Report on Form 8-K filed on January 28, 1998 as amended on January 29, 1998, Report on Form 8-K filed on March 18, 1998, Report on Form 8-K filed on May 1, 1998, Report on Form 8-K filed on August 5, 1998, the Company's Form 10-KSB for the fiscal year ended December 31, 1997, Form 10-QSB for the quarterly period ended March 31, 1998, Form 10-QSB for the quarterly period ended June 30, 1998, and the Registration Statement on Form SB-2 (No. 333-60761) (the "Disclosure Documents"). Except as disclosed in the Disclosure Documents, since December 31, 1997 the Company has not incurred any material liability except in the ordinary course of its business consistent with past practice and there has not been any change in the business, financial condition or results of operations of the Company which has had a material adverse effect on the Company. Since January 1, 1997, the Company has filed with the Securities and Exchange Commission (the "SEC") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of their respective filing dates, the Disclosure Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Disclosure Documents, and the Disclosure Documents did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Disclosure Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements are accurate, complete and have been prepared in accordance with the books and records of the Company and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments that are not material) the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                  (f) Litigation. There is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor, to which the Company is or may be named as a party or its property is or may be subject other than routine litigation in the ordinary course of business or which calls into question any of the transactions contemplated by this Agreement.

                  (g) Securities Matters. Subject to the accuracy of the representations of the Purchaser set forth in Section 3.2 hereof, the offer, sale and issuance of the Notes and the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933 as amended (the "Securities Act"). The Company has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Notes and the Shares as contemplated by this Agreement. The Company agrees that on or after October 1, 1998 it will, within thirty (30) days of the Purchaser's written request for such and at the Company's cost, make appropriate registration filings under the Securities Act (either as a new registration statement or as a post-effective amendment to the Registration Statement on Form SB-2 (333-60761) to cause the outstanding Shares and any Shares that may be issued to become registered thereunder and the Company agrees that it will use its best efforts to cause such registration to be declared effective as soon as possible. Purchaser shall have one such demand registration right.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser represents and warrants that as of the date of the execution of this
         Agreement:

                  (a) Authorization. This Agreement constitutes a valid and legally binding obligation of such Purchaser.

                  (b) Investment Representations (i) The Purchaser has received and reviewed the Company's Disclosure Documents and the Purchaser or the Purchaser's designated representatives have concluded a satisfactory due diligence investigation of the Company and have had an opportunity to review the documents provided by the Company and to have all of their questions related thereto satisfactorily answered.

                           (ii) The Purchaser acknowledges that the Notes and
                  the Shares are speculative and involve a high degree of risk and the Purchaser represents that it is able to sustain the loss of the entire amount of its investment.

                           (iii) The Purchaser (or its members and/or officers)
                  has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Notes and the Shares.

                           (iv) The Purchaser has received from the Company, and
                  is relying on, no representations (except as set forth in this Agreement) or projections with respect to the Company's business and prospects.

                           (v) The Purchaser is an "accredited investor" within
                  the meaning of Regulation D under the Securities Act.

                           (vi) The Purchaser is acquiring the Notes and the
                  Shares for investment purposes only without intent to distribute the same, and acknowledges that the Notes and the Shares have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities laws.

                           (vii) The Purchaser acknowledges that it will not be
                  able to transfer the Notes and the Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

                           (viii) The certificates and/or instruments evidencing
                  the Notes and the Shares will contain a legend to the foregoing effect.

         4.       MISCELLANEOUS.

         4.1 Confidentiality. (a) The Purchaser agrees to keep confidential any and all non-public information delivered or made available to the Purchaser by the Company except for disclosures, as necessary, made by the Purchaser to the Purchaser's officers, directors, employees, agents, counsel and accountants each of whom shall be notified by the Purchaser of this confidentiality covenant and for whom the Purchaser shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however, that nothing herein shall prevent the Purchaser from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Purchaser, (c) which has been publicly disclosed or (d) to any of its members provided that any such members agree in writing (with a copy provided to the Company) to be bound by confidentiality provisions in form and substance substantially as are contained herein. In the event of a mandatory disclosure as described in clause
(a) and/or (b) of the preceding sentence, the Purchaser shall promptly notify the Company in writing of any applicable order, request or demand for such information, cooperate with the Company if and to the extent that the Company elects to seek an appropriate protective order or other relief from such order, request, or demand, and disclose only the minimal amount of information ultimately required to be disclosed. The Purchaser shall not use for its own benefit, nor permit any other person to use for such person's benefit, any of the Company's non-public information including, without limitation, in connection with the purchase and/or sale of the Company's securities.

                  (b) The Company shall in no event disclose non-public information to the Purchaser, advisors to or representatives of the Purchaser unless prior to disclosure of such information the Company marks such information as "Non-Public Information - Confidential" and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Purchaser's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Purchaser.

                  (c) Nothing herein shall require the Company to disclose non-public information to the Purchaser or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any Purchasers who purchase stock in the Company in a public offering, to money managers or to securities analysts.

         4.2 Legends. To the extent applicable, each note, certificate or other document evidencing the Notes to be purchased and sold pursuant to this Agreement and any Shares issued shall be endorsed with the legends set forth below, and the Purchaser on behalf of itself and each holder of the Notes covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Notes or Shares without complying with the restrictions on transfer described in the legends endorsed on such note or certificate:

                  (a)      The following legend under the Securities Act:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) If required by the authorities of any state in connection with the issuance or sale of the Note or the Shares, the legend required by such state authority.

         4.3 Costs and Expenses. The Company shall reimburse Purchaser for its reasonable travel expenses and its legal fees and expenses in connection with the purchase of the Notes up to a maximum of $15,000. The Company shall be responsible for all of its fees and expenses in connection with this transaction.

         4.4 Assignability; Successors. The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         4.5 Survival. All agreements, covenants, representations and warranties made by the Company or by the Purchaser herein shall survive the execution and delivery of this Agreement.

         4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

         4.7 Counterparts: Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

         4.8 Entire Agreement, Amendments. This Agreement and the Exhibits contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other representations and understandings, oral or written, with respect to the subject matter hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, which makes specific reference to this Agreement and which has been signed by the Company and each Purchaser. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         4.9 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile, with confirmation (if sent by facsimile on a non-business day, receipt shall be deemed to have occurred on the next succeeding business day). Communications or notices shall be delivered personally or by certified or registered mail, postage, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

         if to the Company          Consolidated Capital of North America, Inc.
                                    410 17th Street, Suite 400
                                    Denver, Colorado  80202
                                    Att:     Secretary
                                    Tel:     (303) 446-2188
                                    Fax:     (303) 446-5972

         with copies to:            Gallagher, Briody & Butler
                                    212 Carnegie Center, Suite 402
                                    Princeton, New Jersey 08540
                                    Att:     Thomas P. Gallagher
                                    Tel:     (609) 452-6000
                                    Fax:     (609) 452-0090

         if to the Purchaser:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------


         with copies to:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------

         4.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


         4.11 Maximum Interest. It is expressly stipulated and agreed to be the intent of the Company and the Purchaser at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Purchaser to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of the Note results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and the Purchaser's express intent that all excess cash amounts theretofore collected by Purchaser be credited on the principal balance of the Note (or if the Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Purchaser does not intend to collect any unearned interest in the event of acceleration.

         4.12 Right of First Refusal. Subject to the terms and conditions specified in this paragraph 4.12 the Company hereby grants to the Purchaser a right of first refusal with respect to any sale by the Company or any of its subsidiaries of any non-metals companies, divisions, subsidiaries or product lines, whether through the sale of securities or assets but excluding any sale of all or substantially all of the Company's securities or assets (a "Non-Metals Sale") during the six month period commencing on the First Closing (the "Right of First Refusal Period"). Each time the Company proposes to enter into a Non-Metals Sale during the Right of First Refusal Period, the Company shall first give the Purchaser the right of first refusal with respect to such Non-Metals Sale in accordance with the following provisions:

                  (a) The Company shall deliver a notice pursuant to Section 4.9 to the Purchaser in the event that a third party has indicated an interest in entering into a Non-Metals Sale and the Company shall give the Purchaser the same opportunity to conduct a due diligence review as the potential purchaser.

                  (b) After the completion of any such due diligence period, the Company shall deliver a notice pursuant to Section 4.9 ("Sale Notice") to the Purchaser stating (i) its bona fide intention to enter into a Non-Metals Sale with the third party and (ii) the terms and conditions of the Non-Metals Sale.

                  (c) Within thirty (30) days after mailing of the Notice, the Purchaser may elect to enter into the Non-Metals Sale with the Company, at the price and on the terms specified in the Notice.

                  (d) The Company may, during the 120-day period following the expiration of the period provided in subsection 4.12(c) hereof, enter into a Non-Metals Sale to any person or persons upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the proposed Non-Metals Sale within such period, the right provided hereunder shall be deemed to be revived and such transaction shall not be entered into unless first re-offered to the Purchaser in accordance herewith. IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                               CONSOLIDATED CAPITAL
                               OF NORTH AMERICA, INC,


                               By:
                                  ---------------------------------------
                                  Richard Bailey
                                  President and Chief Operating Officer


                               PURCHASER



                               By:
                                  ---------------------------------------
                                  Name:
                                  Title: